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EXHIBIT 23.5--CONSENT OF MCDONALD & COMPANY SECURITIES, INC.


         We consent to the inclusion in this Registration Statement on Form S-4 by First Financial Bancorp. of the form of our opinion set forth as Appendix B to the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement-Prospectus under the caption "Opinions of McDonald & Company Securities, Inc."



                                        MCDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
June 1, 1995